SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549
                             -----------------------


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934
                             -----------------------



       Date of Report (Date of earliest event reported): DECEMBER 12, 2006
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                     Premier Development & Investment, Inc.
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             (Exact name of registrant as specified in its charter)



         NEVADA                     000-33005                 52-2312117
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(State or jurisdiction of          (Commission             (I.R.S. Employer
     incorporation or              File Number)          Identification Number)
      organization)


              1605-145 County Rd. #220, Orange Park, Florida  32003
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         (Address of principal executive offices)            (Zip Code)


      Registrant's telephone number, including area code: (813) 200-3341
                                                          --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.01     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
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     A Confidential Settlement Agreement and Release by and between Adam Barnett and Premier (and the other defendants, including our wholly-owned Players
Grille, Inc. subsidiary, Stag Financial Group, Inc., Pegasus Air Group, Inc., and Sitra Oil & Gas, Inc.) is described in more detail, including the events leading up to this settlement, why Premier agreed to this settlement, and the future, if any, of Premier, in Item 8.01 below.

     On December 12, 2006 Premier entered into a Confidential Settlement Agreement and Release with Adam Barnett, an individual who resides in Miami, Florida and had previously filed a civil lawsuit against Premier and other defendants (see Part II, Item 1. Legal Proceedings in our Form 10-QSB filed on November 21, 2006 for more information).

     Under the terms of the agreement, Premier is:

     * transferring to Mr. Barnett's designee, Restaurant Holdings, LLC, its wholly-owned subsidiary, Players Grille, Inc., including all assets, liabilities and rights thereto. Premier estimates these assets and liabilities to be currently valued at approximately $750,000 and $300,000, respectively; and

     * transferring to Mr. Barnett any and all claims, judgments, and remaining legal fees retainers in the case styled Premier Development & Investment, Inc. v. Equitilink, L.L.C., James J. Mahoney, Thomas M. Mahoney, and Shamrock Holdings (Civil Action No. 3:04-CV-0405-L in the U.S. District Court, Northern District of Texas, Dallas Division), which represents an off balance sheet asset of approximately of $876,000.

     Premier will be taking an estimated one-time write-down in the current fiscal quarter ending December 31, 2006 of approximately $1,000,000 to account for this transfer of assets and related costs.

     Management estimates that Premier will have approximately zero assets while overall current liabilities (after giving effect to additional legal fees and the transfer of the Players Grille liabilities to Mr. Barnett in this settlement) of approximately $1,000,000. Stockholders' equity will most likely be reduced to a deficit of between ($1,200,000) to ($1,500,000).

     Premier is no longer involved in any legal proceedings.


ITEM 8.01     OTHER EVENTS
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     As reported in a previous Form 8-K filing on December 1, 2006, our Board of
Directors met with our controlling shareholders to discuss and pass potential resolutions related to: (i) voluntarily discontinuing Securities and Exchange Commission (SEC) filing requirements, (ii) voluntarily delisting our common stock from the public marketplace in a "going private" transaction, (iii) terminating operations at our wholly-owned Players Grille, Inc. subsidiary, and
(iv) voluntarily dissolving the Company and the winding up our business activities and existence as a Nevada corporation. This meeting was adjourned without any actions taken to allow our management to attempt to salvage Premier by continuing to attempt to negotiate a settlement to the ongoing litigation by and between Adam Barnett of Miami, Florida and ourselves.


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     On November 9, 2005 Mr. Barnett filed a civil suit against us and several other defendants, including our wholly-owned Players Grille, Inc. subsidiary, Stag Financial Group, Inc., Pegasus Air Group, Inc., and Sitra Oil & Gas, Inc., in Dallas County, Texas by Adam Barnett of Miami, Florida seeking unspecified damages for breaching alleged but unspecified "verbal contracts" (see Part II, Item 1. Legal Proceedings in our Form 10-QSB filed on November 21, 2006 for more information)

     While we will forever believe this civil suit to be frivolous in nature and nothing more than extortionistic litigation, the cost of defending ourselves and pursuing counterclaims in court against Mr. Barnett has been excessively burdensome financially. To date we have incurred nearly $400,000 in legal expenses for litigation relating to Mr. Barnett. We estimate we would need to spend at least another $500,000 -- possibly as much as $1,000,000 -- to pursue this litigation through to trial over the next two years.

Due to these high litigation costs and our inability to secure outside financing we lost our legal representation and no longer have the financial resources to retain new legal counsel. Without legal counsel Mr. Barnett would be assured to win what is known as a "default judgment" in this matter. Typically, such default judgments are spectacularly large and unjust to the defendant.

     Even in the remote event we were able to secure adequate outside funding to continue as a going concern and retain new legal counsel, this matter would continue to be a tremendous distraction to our attempts at developing and expanding our underlying restaurant business and would be a hugely unnecessary financial drain to our expanding operations. Furthermore, even if we were to prevail in court and be awarded counterclaims and attorney fees, we believe any efforts to collect these damages and awards from Mr. Barnett would be fruitless.

     Therefore, on December 12, 2006 we entered into a Confidential Settlement Agreement and Release with Mr. Barnett to bring this litigation to an end and prevent the collapse and dissolution of Premier, and possibly the other defendants, which would most assuredly result in a complete and total loss of investment to all of our shareholders. The settlement agreement includes the following points:

     * Premier will transfer and assign to Mr. Barnett any and all claims, judgments, and remaining legal fees retainers in the case styled Premier Development & Investment, Inc. v. Equitilink, L.L.C., James J. Mahoney, Thomas M. Mahoney, and Shamrock Holdings (Civil Action No. 3:04-CV-0405-L in the U.S. District Court, Northern District of Texas, Dallas Division), which represents an approximate judgment of $876,000. This judgment was never reflected on Premier's balance sheet and all collection efforts to date have been fruitless;

     * Premier will transfer and assign to Mr. Barnett's designee, Restaurant Holdings, LLC, Premier's wholly-owned subsidiary, Players Grille, Inc., inclusive of all assets and liabilities and rights assigned to the Players Grille brand and the unit presently located in Orange Park, Florida;

     * Mr. Barnett will release and waive any claims he may or may not have in Coconut Grove Group, Ltd. and the disputed 20% interest in Coconut Grove Group, Ltd. shall be the sole property of Premier;

     * Mr. Barnett will cause his employee Victoria Wright to return physical possession and waive any and all claims to ownership to the hijacked Internet domain www.premierdev.com. Mr. Barnett will retain possession and Premier waives any and all claims to ownership to the hijacked Internet domain www.playersgrille.com (see Part II, Item 1. Legal Proceedings in our Form 10-QSB filed on November 21, 2006 for more information on the Internet domain hijacking matter);


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

     * Mr. Barnett, and any agent or entity controlled by him, shall waive all rights to any securities of Premier, including, but not limited to, common and/or preferred equities, options, warrants, rights, or derivatives;

     * Mr. Barnett, and any agent or entity controlled by him, agrees they will never buy, sell, trade, short sell, promote, or recommend trading in any securities of Premier. Furthermore, Mr. Barnett and his agents shall return to Premier any securities presently in their possession. Any securities recovered from Mr. Barnett and his agents, if any, shall be retired and returned to Premier's treasury; and

     * A mutual and comprehensive global release of any and all claims and liabilities, real or imagined, by and between Mr. Barnett and all of the defendants in this matter. Thereby severing and concluding for eternity any and all relationships, real or imagined, by and between Mr. Barnett and Premier (and all of the defendants).

     The effective result of this settlement is that Mr. Barnett has for all intents and purposes stripped Premier of its assets while assuming only some of its liabilities. Premier will be taking an estimated one-time write-down in the current fiscal quarter ending December 31, 2006 of approximately $1,000,000 to account for this settlement. Including this pending write-down, Premier has now suffered approximately $2.6 million in such losses related to Mr. Barnett over the past two fiscal years.

     Management estimates that Premier will have approximately zero assets while overall current liabilities (after giving effect to additional legal fees and the transfer of the Players Grille liabilities to Mr. Barnett in this settlement) of approximately $1,000,000. Stockholders' equity will most likely be reduced to a deficit of between ($1,200,000) to ($1,500,000). Premier is now an insolvent and nothing more than a shell company.

     Management will continue to pursue raising new investment capital from outside lenders and investors. While we have held discussions with accredited lenders and prospective investors in the past, we have not yet secured any sources of funding. In these discussions it was made clear to us that we would not be successful addressing our short-term and long-term capital needs while the litigation with Mr. Barnett was ongoing.

     Over the next several weeks we will be revisiting some of these lenders and prospective investors to see if their interest levels have increased now that the litigation with Mr. Barnett is settled. We cannot make any assurances that any of our efforts to secure new capital will be successful or that Premier will be able to continue operating as a going concern beyond the current fiscal year ending December 31, 2006.

     Even with this litigation settled Premier remains a high risk investment, especially now that Premier has no source of revenues and profits, and any investor, prospective or current, must be willing and able to financially afford the loss of their entire investment.



              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Statements made in this Form 8-K, as well as statements made by the Company in periodic filings with government entities, press releases and other public communications, that reflect management's current assumptions ad estimates of


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future performance are forward-looking statements made in reliance upon the safe-harbor provisions of the Private Securities Litigation Act of 1995. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those projected, stated or implied by the statements.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PREMIER DEVELOPMENT & INVESTMENT, INC.
                                    --------------------------------------
                                    (Registrant)



Date: December 14, 2006             /s/ J. Scott Sitra
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                                    J. Scott Sitra
                                    President and Chief Executive Officer



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